SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

On July 10, 2001, the Company issued a press release which included unaudited pro forma consolidated condensed financial statements for the 2001 first quarter and full year 2000 that gave effect to the anticipated prepayment of certain debt by the Company and to a spin-off of one of the Company's subsidiaries and related matters. The Company is filing herewith unaudited pro forma consolidated condensed financial statements which include information through the 2001 second quarter.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By /s/ Jennifer L. Vogel

       Jennifer L. Vogel

       Vice President and General Counsel

August 9, 2001

EXHIBIT INDEX

    Pro Forma Financial Information